Exhibit 5.1

601 Lexington Avenue New York, NY 10022 United States
+1 212 446 4800	Facsimile: +1 212 446 4900
www.kirkland.com

February 1, 2019
Bristol-Myers Squibb Company
430 East 29th Street, 14th Floor
New York, NY 10016

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We are acting as special counsel for Bristol-Myers Squibb Company, a Delaware corporation (the “Registrant”), in connection with the proposed registration by the Registrant of (i), up to 793,707,202 shares of the Registrant’s common stock, par value $0.10 per share (“Common Stock”), and (ii) up to 793,707,202 Contingent Value Rights (“CVRs”), pursuant to a Registration Statement on Form S-4, which includes the Joint Proxy Statement/Prospectus, filed on February 1, 2019, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). Such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement.”

    The Common Stock and the CVRs are to be issued in connection with the transactions contemplated by that certain Agreement and Plan of Merger, dated as of January 2, 2019, by and among the Registrant, Burgundy Merger Sub, Inc., a wholly owned subsidiary of the Registrant, and Celgene Corporation (the “Merger Agreement”). In connection with the issuance of the CVRs, the Registrant will also enter into a Contingent Value Rights Agreement (the “CVR Agreement”) with a trustee selected by the Registrant and reasonably acceptable to Celgene Corporation. Shares of Common Stock, when issued in accordance with the Merger Agreement, are referred to herein as the “Merger Shares,” and the issuance of the Merger Shares is referred to herein as the “Merger Share Issuance.” The CVRs, when issued in accordance with the Merger Agreement and the CVR Agreement, are referred to herein as the “Merger CVRs,” the issuance of the Merger CVRs is referred to herein as the “Merger CVR Issuance,” and the Merger CVR Issuance together with the Merger Share Issuance is collectively referred to herein as the “Issuance.”

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Bristol-Myers Squibb Company
February 1, 2019

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Merger Agreement attached to the Registration Statement as Annex A and filed as Exhibit 2.1 to the Registration Statement, (ii) the form of the CVR Agreement attached to the Registration Statement as Annex B and filed as Exhibit 4.1 to the Registration Statement, (iii) the Registration Statement, (iv) the certificate of merger prepared pursuant to the Merger Agreement and to be filed with the Secretary of State of the State of Delaware prior to the Issuance, (v) the Amended and Restated Certificate of Incorporation (the “Charter”) of the Registrant, as amended through the date hereof, (vi) the Amended and Restated Bylaws (the “Bylaws”) of the Registrant, as amended through the date hereof, and (vii) resolutions of the board of directors of the Registrant with respect to the Issuance (the “Resolutions”).

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto, the due authorization, execution and delivery of all documents by the parties thereto (other than, with respect to due authorization, the Registrant) and that the CVR Agreement and the Merger CVRs are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered below in respect of the Registrant). We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of officers and other representatives of the Registrant and others as to factual matters.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

(a) when (i) the Registration Statement becomes effective under the Act and (ii) the Registrant’s stockholders have approved the issuance of the Common Stock in accordance with the rules of the New York Stock Exchange, the Merger Shares will have been duly authorized by the Registrant, and when issued and delivered in accordance with the terms of the Merger Agreement and as contemplated by the Registration Statement, the Merger Shares will be validly issued, fully paid and nonassessable; and

(b) when the Registration Statement becomes effective under the Act and the Merger CVRs are issued and delivered in accordance with the terms of the Merger Agreement and the CVR Agreement and as contemplated by the Registration Statement, the Merger CVRs will constitute valid and binding obligations of the Registrant.

Our opinion in paragraph (b) is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principals of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) or (iii) public policy considerations that may limit the rights of parties to obtain certain remedies. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Our advice is limited to the Delaware General Corporation Law and the laws of the State of New York. None of the opinions or other advice contained in this letter considers or covers any foreign or state securities (or “blue sky”) laws or regulations.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof and we assume no obligation to revise or supplement this opinion.

This opinion is furnished to you in connection with the filing of the Registration Statement and in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Very truly yours,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP